Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-218935) and Form S-8 (File No. 333-222339, 333-214645, 333-208310, 333-200798, 333-185065, 333-185063, 333-171954, 333-150268) of our report dated September 25, 2018, relating to the consolidated financial statements of EnSync, Inc., which appears in this Annual Report on Form 10-K for the year ended June 30, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

September 25, 2018